                                                                  EXHIBIT 23(B)





                              CONSENT OF COUNSEL


The Colonial BancGroup, Inc.


         We hereby consent to use in this Form S-4 Registration Statement of The Colonial BancGroup, Inc., of our name in the Prospectus, which is a part of such Registration Statement, under the headings "APPROVAL OF THE MERGER - Certain Federal Income Tax Consequences" and "LEGAL MATTERS," to the summarization of our opinions referenced therein, and to the inclusion of our opinions as Exhibits 5 and 8 to the Registration Statement, Amendment No. 1 (No. 333-01163).





/s/ MILLER, HAMILTON, SNIDER & ODOM, L.L.C.


May 30, 1996